EXHIBIT 11

                       OGDEN CORPORATION AND SUBSIDIARIES
          DETAIL OF COMPUTATION OF EARNINGS APPLICABLE TO COMMON STOCK

                                                                       FOR THE THREE MONTHS ENDED MARCH 31,
                                                 ----------------------------------------------------------------------------------
                                                                    1999                                      1998
                                                 ----------------------------------------------------------------------------------
                                                    Income         Shares       Per-Share      Income        Shares       Per Share
                                                 (Numerator)    (Denominator)     Amount     (Numerator)  (Denominator)     Amount
                                                 -----------    -------------     ------     -----------  -------------     ------
                                                                      (In Thousands, Except for Share Amounts)

Income before cumulative effect
of change in accounting principle                  $10,521                                    $11,700
Less: preferred stock dividend                          35                                         37
                                                   -------                                    -------
Basic Earnings Per Share                            10,486         48,960         $0.21        11,663         50,361         $0.23
                                                                                  -----                                      -----
Effect of Dilutive Securities:
Stock options                                                         494                                      1,222

Convertible preferred stock                             35            251                          37            263

6% convertible debentures                                              (A)                                        (A)

5 3/4% convertible debentures                                          (A)                                        (A)
                                                   -------         ------                     -------         ------

Diluted Earnings per Share                         $10,521         49,705         $0.21       $11,700         51,846         $0.23
                                                   -------         ------         -----       -------         ------         -----

(A) Antidulitive


                                                                       FOR THE THREE MONTHS ENDED MARCH 31,
                                                 ----------------------------------------------------------------------------------
                                                                    1999                                      1998
                                                 ----------------------------------------------------------------------------------
                                                    Income         Shares       Per-Share      Income        Shares       Per Share
                                                 (Numerator)    (Denominator)     Amount     (Numerator)  (Denominator)     Amount
                                                 -----------    -------------     ------     -----------  -------------     ------
                                                                      (In Thousands, Except for Share Amounts)

Net income                                         $ 6,701                                    $11,700
Less: preferred stock dividend                          35                                         37
                                                   -------                                    -------
Basic Earnings Per Share                             6,666         48,960         $0.14        11,663         50,361         $0.23
                                                                                  -----                                      -----
Effect of Dilutive Securities:
Stock options                                                         494                                      1,222

Convertible preferred stock                             35            251                          37            263

6% convertible debentures                                              (A)                                        (A)

5 3/4% convertible debentures                                          (A)                                        (A)
                                                   -------         ------                     -------         ------

Diluted Earnings per Share                         $ 6,701         49,705         $0.14       $11,700         51,846         $0.23
                                                   -------         ------         -----       -------         ------         -----

(A) Antidulitive

Note:

Earnings per common share was computed by dividing net income, reduced by preferred stock dividend requirements, by the weighted average of the number of shares of common stock outstanding during each period.

Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, and stock options converted or exercised during each period or outstanding at the end of each period were converted at the beginning of each period or the date of issuance or grant, if dilutive. This computation provides for the elimination of related convertible debenture interest and preferred dividends.